UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/4/2011

PULSE ELECTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Ralph E. Faison as President and CEO

On January 5, 2011, Ralph E. Faison became the new President and Chief Executive Officer of the Company and was elected to the Company's Board of Directors. Drew A. Moyer, who had been the Company's interim Chief Executive Officer, remains the Chief Financial Officer of the Company.  Concurrently with his appointment as the Chief Executive Officer, Mr. Faison was elected as a director of the Company. He will serve as a Class II director.

Mr. Faison, age 52, is a director of Netgear, a position he has held since August 2003. From February 2003 to December 2007, Mr. Faison served as Chief Executive Officer of Andrew Corporation, a public company and a manufacturer of communications equipment and systems, and from June 2002 to December 2007, Mr. Faison also served as President and a director of Andrew Corporation. From June 2002 to February 2003, Mr. Faison served as Chief Operating Officer of Andrew Corporation. From June 2001 to June 2002, Mr. Faison served as President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation in June 2002. From October 1997 to June 2001, Mr. Faison was Vice President of the New Ventures Group at Lucent Technologies, a communications service provider, and from 1995 to 1997, he was Vice President of advertising and brand management at Lucent Technologies. Prior to joining Lucent, Mr. Faison held various positions at AT&T, a voice and data communications company, including as Vice President and General Manager of AT&T’s wireless business unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand. Mr. Faison received a B.B.A. degree in Marketing from Georgia State University and an M.S. degree in Management as a Sloan Fellow from Stanford University.

The Company entered into an Employment Agreement with Mr. Faison dated January 4, 2011 (the "Employment Agreement").  The Employment Agreement provides for an initial three year term with subsequent renewal periods of one year each, unless either the Company or Mr. Faison provides notice of non-renewal. The compensation payable to Mr. Faison under the Employment Agreement includes an annual base salary of $650,000, an annual bonus targeted at 100% of the annual base salary (guaranteed to be at least $325,000 for 2011), option grants on February 5, 2011 for the purchase of 650,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's common stock on that date, and long term incentive compensation and other benefits customarily provided to senior executives of the Company.  The Employment Agreement also specifies the benefits payable to Mr. Faison upon the termination of his employment. If Mr. Faison's employment is terminated by the Company without cause, Mr. Faison terminates his employment for good reason, or if the Company delivers a notice of non-renewal of the term of the Employment Agreement, Mr. Faison's benefits would include a severance payment of two times the sum of (a) his annual base salary then in effect and (b) his target annual bonus (set for this purpose at 100% of his annual base salary then in effect), with such severance payment payable in 24 four equal monthly installments. If Mr. Faison's employment is terminated under those circumstances, his stock options would be subject to accelerated vesting and the service restrictions (but not the performance vesting) on any shares of restricted stock would lapse.  The foregoing is a summary of certain of the terms of the Employment Agreement, is not complete, and is qualified by reference to the text of the Employment Agreement which is filed as Exhibit 10.28 to this Current Report on Form 8-K.

Annual and Long-Term Incentive Plan

Effective January 3, 2011, the Company's Board of Directors adopted the Pulse Electronics Corporation Annual and Long-Term Incentive Plan (the "Plan").  The purpose of the Plan is to provide certain designated employees of the Company with the opportunity to receive a mix of annual incentive awards in the form of cash and long-term incentive awards in the form of restricted stock or stock options.  Participants in the Plan may include officers of the Company (other than the Company's Chief Executive Officer), general managers, global/senior directors, director level employees and principal engineers (collectively, the "Participants").  The Company's Incentive Compensation Plan ("ICP") is the source for equity awards made under the Plan and the adoption of the Plan does not increase the amount of shares available for issuance under the ICP.  Restricted stock awards made under the Plan are subject to the terms and conditions of the Company's Restricted Stock Plan II and option awards made under the Plan are subject to the terms and conditions of the Company's 2001 Stock Option Plan, both of which plans were adopted under the ICP.  The Company's Short-Term Incentive Plan which was adopted in 1999 will no longer be effective beginning in 2011.

Annual incentive awards for Participants are based on the achievement of earnings per share, net operating profit and revenue goals and such awards are also subject to certain adjustments which may be made by the Committee.  Target annual incentive awards range from 25% to 50% of a Participant's base salary, depending on the Participant's level or position.  Long-term incentive awards for Participants range from 10% to 50% of a Participant's base salary, depending on the Participant's level or position.  The value of long-term incentive awards for Section 16 Officers is comprised of 40% restricted stock and 60% stock options.  The value of long-term incentive awards for other Participants is comprised of 60% restricted stock and 40% stock options.  Such awards may also be subject to certain adjustments which may be made by the Committee.  The Plan also allows for annual and long-term incentive awards to be given to certain non-Participants and such awards are limited to a percentage of the aggregate of the sum of such awards made to Participants plus the value of such awards made to the Company's Chief Executive Officer for a fiscal year.

The foregoing is a summary of certain of the terms of the Annual and Long-Term Incentive Plan, is not complete, and is qualified by reference to the text of the Annual and Long-Term Incentive Plan which is filed as Exhibit 10.16 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.16 - Annual and Long-Term Incentive Plan dated as of January 3, 2011.

Exhibit 10.28 - Employment Agreement between Pulse Electronics Corporation and Ralph Faison dated January 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: January 7, 2011	By:	/s/ Drew A. Moyer
Drew A. Moyer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.16	Annual and Long-Term Incentive Plan dated as of January 4, 2011.
EX-10.28	Employment Agreement between Pulse Electronics Corporation and Ralph Faison dated January 4, 2011.